UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported: January 23, 2007
Commission File No. 1-8968
ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On January 10, 2007, the Compensation and Benefits Committee of the Board of Directors of Anadarko Petroleum Corporation (the “Company”) approved special equity awards for certain executive officers to, among other things, recognize such officers’ leadership and contributions related to the Company’s successful acquisition of Kerr-McGee Corporation and Western Gas Resources, Inc., and to incentivize future performance related to these accomplishments. Messrs. Hackett, Kurz, Reeves and Walker recently requested that the Committee consider modifying such option awards so that they could only realize the value of such awards after the Company’s stock price exceeds the trading price prior to the announcement of the acquisitions. On January 23, 2007 the Committee modified the terms of such stock option awards for these officers to raise the strike price of their option awards from $40.51 to $48.90. Each of these officers has executed an amendment to his respective stock option agreement reflecting this change in strike price.
A copy of the form of amendment is attached as Exhibit 10.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Form of Amendment to Stock Option Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION (Registrant)
January 23, 2007	By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President, Corporate Affairs & Law and Chief Governance Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Form of Amendment to Stock Option Agreement.